UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

X	Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

ISSUER DIRECT CORPORATION

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 ISSUER DIRECT CORPORATION

201 Shannon Oak Circle Suite 105

Cary NC 27511

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

This Information Statement is being furnished to all of the shareholders of Issuer Direct Corporation, a Delaware Corporation (the “Company,” “we” or “us”).  The purpose of this Information Statement is to notify you that the holders of a majority of the outstanding shares of Common Stock of the Company have taken action by written consent to approve an amendment to our certificate of incorporation to increase the aggregate number of authorized shares of our common stock from 25,000,000 to 100,000,000 (the “Increase Amendment”).

The Board of Directors of the Company believes that the Increase Amendment is in the best interest of the Company and its stockholders.

You have the right to receive this notice if you were a stockholder of record of our Common Stock at the close of business on May 6, 2008.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock.  We are not asking you for a proxy and you are requested not to send us a proxy.  The Increase Amendment cannot take effect until 20 calendar days after this Information Statement is first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the holders of a majority of the outstanding shares of Common Stock of the Company.

Sincerely,

/s/Brian R. Balbirnie

Brian R. Balbirnie

Chairman, Chief Executive Officer

ISSUER DIRECT CORPORATION

201 Shannon Oak Circle Suite 105

Cary NC 27511

INFORMATION STATEMENT

DATED MAY 15, 2008

We are not asking you for a proxy and you are requested not to send us a proxy.

The action described below has already been approved by the written consent of holders of a majority of the outstanding shares of the company’s common stock.  A vote of the remaining stockholders is not necessary.

This Information Statement is being mailed on or about May 15, 2008, to all holders of record of the shares of Common Stock, par value $0.01 per share (“Common Stock”), and Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred”) of Issuer Direct Corporation (the “Company”), as of the close of business on May 6, 2008 (the “Record Date”), in connection with the adoption of a Certificate of Amendment (the “Increase Amendment”) to the Company’s Certificate of incorporation increasing the number of authorized shares of our Common Stock from 25,000,000 to 100,000,000.  The Increase Amendment has been approved by the written consent of the holders of a majority of the outstanding shares of the Company.

On May 9, 2008, the Company’s Board of Directors unanimously declared the advisability of, and recommended that the stockholders adopt, the Increase Amendment.  On May 9, 2008, the Increase Amendment was adopted by the written consent of holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Delaware law.  The Board of Directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company’s outstanding shares entitled to vote upon the Amendments in order to eliminate the costs and management time required to hold a special meeting of the stockholders and to implement the increase in the number of authorized shares in a timely manner.

On May 9, 2008, the day of the approval of the Increase Amendment, there were 17,177,723 shares of our Common Stock issued and outstanding.  Holders representing 11,752,277 shares of our Common Stock (or 68.62%) signed the written consent approving and adopting the Increase Amendment.  On May 6, 2008, there were seven shares of Series A Preferred Stock issued and outstanding.  The Series A Preferred votes on an as-converted basis together with the holders of the Common Stock.  On an as-converted basis, the seven shares of Series A Preferred constitute 1.98% of our total issued and outstanding stock.

The Increase Amendment will become effective on the date it is filed with and accepted by the Delaware Secretary of State.  Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Increase Amendment  may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company. Accordingly, promptly following the expiration of such 20-day period, we intend to file the Increase Amendment with the Delaware Secretary of State and the increase in the number of authorized shares will become effective on the date of such filing.

All necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under Delaware law, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect.  The Company is not seeking written consent from any of its other stockholders.

The Company will bear all of the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials.  No consideration has been or will be paid to any officer, director or employee of the Company in connection with the Increase Amendment or the preparation and dissemination of this Information Statement and the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of April 30, 2008, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Issuer Direct Corporation, 201 Shannon Oaks Circle, Suite 105, Cary, NC 27511.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and address of Beneficial Owner,	Number of Shares	Percent of Class
Directors and Named Executive Officers

Brian R. Balbirnie (Chairman and CEO)	5,670,000	33.10%

James M. Learish (President and Chief Accounting Officer)	4,800,000	28.02%

Edward Gistaro (Director)	136,139	0.79%

Chauncey Schmidt (Director)	122,334	0.71%

All Directors and Executive Officers as a group (5 persons)	10,729,896	62.64%

5% or Greater Beneficial Owners

Beyond the Box, LLC	1,023,804	5.98%

EFFECT OF THE INCREASE AMENDMENT

Adoption of the amendment would enable our board of directors from time to time to issue additional shares of our common stock authorized by the amendment for such purposes and such consideration as our board of directors may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which our shares of common stock are at the time listed. As is true for shares presently authorized, common stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock.

The effective increase in the number of authorized, unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or by-laws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of our company through a transaction opposed by our board of directors. Our management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders. In addition, certain provisions of the Delaware General Corporation Law, as embodied in our certificate of incorporation, could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. We do not currently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no preemptive rights with respect to our Common Stock. The additional authorized shares of Common Stock would have the identical powers, preferences and rights as the shares of Common Stock now authorized.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement.

INCORPORATION OF INFORMATION BY REFERENCE

The Company’s Report on Form 10-K for the fiscal year ended December 31, 2007, which we filed with the U.S. Securities and Exchange Commission on April 1, 2008, is incorporated into and specifically made a part of this Information Statement by reference:

Dated: May 15, 2008

By Order of the Board of Directors,

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chairman, Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

That, by action by written consent of more than a majority of the Company’s shares outstanding and entitled to vote on the matter, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable, and adopting such amendment.

2.

That the text of each proposed amendment is as follows:

Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:

 (a)  The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares, consisting of Thirty Million (30,000,000) shares of $1.00 par value per share preferred stock (the “Preferred Stock”), and One Hundred Million (100,000,000) shares of $0.001 par value per share common stock (the “Common Stock”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board of Directors and Chief Executive Officer this 15th day of May, 2008.

ISSUER DIRECT CORPORATION

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chairman and Chief Executive Officer